                                                                      EXHIBIT 20

                  Volkswagen Credit Auto Master Trust 1996-1

                  ------------------------------------------

                Distribution Date Statement: November 15, 1999

a.   Aggregate Amount of Collections                                          $390,918,791.42
     Aggregate Amount of Interest Collections                                 $  4,424,761.63
     Aggregate Amount of Principal Collections                                $386,494,029.79
     Investment Proceeds                                                      $          0.00

b.   Series Allocation Percentage                                                     100.00%
     Floating Allocation Percentage                                                    67.34%
     Fixed Allocation Percentage                                                          N/A

c.   Total Amount Distributed on Series 1996-1                                $  1,797,434.90

d.   Amount of Such Distribution Allocable to Principal on 1996-1             $          0.00

e.   Amount of Such Distribution Allocable to Interest on 1996-1              $  1,797,434.90

f.   Investor Default Amount                                                  $          0.00

g.   Draw Amount                                                              $          0.00

h.   Investor Charge Offs                                                     $          0.00
     Amounts of Reimbursements                                                $          0.00

i.   Monthly Servicing Fee                                                              1.00%

j.   Expected Controlled Distribution Amount                                  $          0.00

k.   Invested Amount                                                          $375,000,000.00

l.   Pool Factor                                                                      100.00%

m.   Available Subordinated Amount                                            $ 68,933,383.20

n.   Reserve Fund Balance                                                     $  1,875,000.00

o.   Principal Funding Account Balance                                        $          0.00
     Yield Supplement Account Balance                                         $  1,875,000.00

VW CREDIT, INC. - SERVICER                                               Page 1
17-Nov-99


              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                Monthly Servicer Report Input and Summary Page
                ----------------------------------------------

TRANSACTION SUMMARY
-------------------
                                                                 From                         To                     Days
                                                                 ----                         --                     ----
Current Interest Period                                        10/15/99                     11/14/99                  31

Series Allocation Percentage                                                      100.00%


Initial Principal Balance                                                 $375,000,000.00
Outstanding Principal Balance                                             $375,000,000.00
Principal Balance of Receivables for Determination Date                   $548,477,048.96
Amount Invested in Receivables on Series Issuance Date                    $375,000,000.00
Initial Invested Amount                                                   $375,000,000.00
Invested Amount at the Beginning of Period                                $375,000,000.00
Invested Amount                                                           $375,000,000.00
Required Subordinated Amount                                              $ 68,933,383.20
Excess Funded Amount                                                      $          0.00

Available Subordinated Amount (previous period)                           $106,052,589.32
Incremental Subordinated Amount (previous period)                           10,242,933.17

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                                  $  1,875,000.00
Yield Supplement Account Beginning Balance                                $  1,875,000.00
Yield Supplement Account Required Amount                                  $  1,875,000.00

Reserve Fund Initial Deposit                                              $  1,875,000.00
Reserve Fund Required Amount                                              $  1,875,000.00
Reserve Fund Beginning Balance                                            $  1,875,000.00


Outstanding Carryover Amount - Beginning Balance                          $          0.00
Yield Supplement Account Draw Amount                                      $          0.00
Outstanding Carryover Amount - Ending Balance                             $          0.00
Yield Supplement Account Balance - Ending Balance                         $  1,875,000.00
Yield Supplement Account Required Deposit Amount                          $          0.00

Reserve Fund Draw Amount                                                  $          0.00
Reserve Fund Ending Balance                                               $  1,875,000.00
Reserve Fund Required Deposit Amount                                      $          0.00

1-month LIBOR Rate (annualized)                                                5.4062500%
Certificate Coupon (annualized)                                                5.5662500%
Prime Rate (annualized)                                                          8.25000%
Servicing Fee Rate (annualized)                                                    1.000%
Excess Spread                                                                  1.8437500%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                                   $556,848,986.86
Pool Balance at the Ending of Period                                      $580,778,645.62
Average Aggregate Principal Balance                                       $568,813,816.24


Aggregate Principal Collections                                           $386,494,029.79
New Principal Receivables                                                 $410,571,865.42
Receivables Added for Additional Accounts                                 $          0.00
Investor Default Amount                                                   $          0.00
Net Losses                                                                $          0.00
Monthly Interest Accrued, but not Paid                                    $          0.00
Ineligible Receivables                                                    $          0.00
Ineligible Receivables in Prior Collection Period                         $          0.00
Defaulted Receivables in Ineligible and Overconc.                         $          0.00
 Accounts

MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off                                     $          0.00
Spread Over Prime for Portfolio                                                     0.16%
Weighted Average Interest Rate                                                      8.41%





PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                          0.00%


PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                                         $ 40,819,649.66
Used Vehicle Percentage                                                            7.028%
Used Vehicle Percentage During Last Collection Period                              7.359%
Early Amortization Event?                                                       NO
Largest Dealer or Dealer Affiliation Balance                              $ 24,681,474.96
Largest Dealer Percentage                                                          4.432%

Aggregate Principal Amount of Receivables of Dealers over 2%              $ 20,817,755.48
Aggregate % Principal Amount of Receivables of Dealers over 2%                     3.584%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                           $390,918,791.42
Aggregate Amount of Interest Collections                                  $  4,424,761.63
Investment Proceeds                                                       $          0.00
Aggregate Amount of Principal Collections                                 $386,494,029.79
Asset Receivables Rate                                                             8.086%
Use Asset Receivables Rate?                                                    NO
Carryover Amount (this Distribution Date)                                      N/A
Total Carryover Amount                                                         N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                               67.95%
Previous Collection Period Monthly Payment Rate                                    59.30%
Monthly Payment Rate 3 months ago                                                  64.15%
3-month Average Payment Rate                                                       63.80%
12-month Minimum Payment Rate                                                      59.30%
Early Amortization Event?                                                      NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                       YES
Last Day of Revolving Period                                                   N/A
Invested Amount as of Last Day of Revolving Period                             N/A
Accumulation Period Length (months)                                            N/A
First Accumulation Date                                                  TO BE DETERMINED
Expected Final Payment Date                                                    N/A
Required Participation Percentage                                                   4.00%
Principal Funding Account Balance                                         $          0.00
Principal Payment Amount                                                  $          0.00
Controlled Deposit Amount                                                 $          0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

Certificateholders
------------------
i.   Monthly Interest Distribution                                        $  1,797,434.90
ii.  Monthly Servicing Fee Distribution                                   $    312,500.00
iii. Reserve Fund Deposit Amount Distribution                             $          0.00
iv.  Investor Default Amount Distribution                                 $          0.00
v.   Outstanding Carryover Amount Distribution                            $          0.00
vi.  Yield Supplement Account Deposit Amount Distribution                 $          0.00
                                                                          ---------------
Excess Servicing                                                          $    869,841.76


Excess Servicing (Previous Period)                                        $    242,978.10


DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                                         $           0.0
Draw Amount                                                               $           0.0

VW CREDIT, INC. -- SERVICER                                            Page 2
17-Nov-99


              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                    Summary
                                    -------


                     Collections               Accrual         Distribution
                   ---------------           -----------     ----------------
From:                    15-Oct-99
To:                      14-Nov-99
Days:                           31

LIBOR Rate                5.40625%
 (1 month)

Series #                    1         Active
VCI Rating:                N/A

                                        TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
                                        --------------------------------------------------

                          Series                                     Excess    Required        Required      Outstanding
Series      Series      Allocation      Invested      Subordinated   Funded  Participation   Participation   Certificate
Number       Name       Percentage       Amount          Amount      Amount   Percentage        Amount         Balance
------  --------------  ----------  ---------------  --------------  ------  -------------  --------------  ---------------
         Trust                      $375,000,000.00  $68,933,383.20   $0.00       N/A       $15,000,000.00
        1 Series 1996-1    100.00%  $375,000,000.00  $68,933,383.20   $0.00      4.00%      $15,000,000.00  $375,000,000.00

VW CREDIT, INC. -- SERVICER                                             Page 3
17-Nov-99

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------

INITIAL AMOUNTS                                                                EXCESS SPREAD CALCULATION
---------------                                                                -------------------------
Initial Invested Amount                    $375,000,000.00                     Weighted Average Rate Charged to Dealers    8.41%
Invested Amount                            $375,000,000.00                     LIBOR                                       5.41%
Controlled Accumulation Amount             $          0.00                     Certificate Rate (LIBOR+16 b.p.)            5.57%
Required Subordinated Amount               $ 68,933,383.20                     Servicing Fee Rate                          1.00%
Annualized Servicing Fee Rate                        1.00%                     Investor Net Losses                         0.00%
First Controlled Accumulation Date        TO BE DETERMINED                                                                 -----
Accumulation Period Length (months)              N/A                           Excess Spread                               1.84%
Expected Final Payment Date                      N/A
Initial Settlement Date                          28-Mar-96
Required Participation Percentage                    4.00%
Subordinated Percentage                             14.29%



SERIES 1996-1 MONTHLY REPORTING
-------------------------------

                                                                                                 Required           Excess
                                                    Series 1996-1         Invested             Subordinated        Funding
Principal Receivables                                   Total              Amount                 Amount            Amount
---------------------                              ---------------     ---------------     --------------------    --------
Series Allocation Percentage                            100.00%
Beginning Balance                                  $375,000,000.00     $375,000,000.00           $68,933,383.20      $0.00
  Floating Allocation Percentage                        67.34%              67.34%
  Fixed Allocation Percentage                            N/A

Principal Collections                              $386,494,029.79     $386,494,029.79                N.A.            N.A.
New Principal Receivables                          $410,571,865.42     $410,571,865.42                N.A.            N.A.
Principal Default Amounts                          $          0.00     $          0.00                N.A.            N.A.
Receivables Added for Additional Accounts          $          0.00     $          0.00                N.A.            N.A.
Controlled Deposit Amount                          $          0.00                 N/A                N.A.            N.A.
Principal Allocation Percentage
"Pool Factor"                                       100.00000000%

Ending Balance                                     $375,000,000.00     $375,000,000.00           $68,933,383.20      $0.00
  Floating Allocation Percentage                        64.57%              64.57%


Non-Principal Receivables
-------------------------

Interest Collections                               $  2,979,776.65
Recoveries on Receivables Written Off              $          0.00
Investment Income                                  $          0.00

VW CREDIT, INC -- SERVICER                                              Page 4
17-Nov-99


              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------

Subordinated Amount & Reserve Fund                        Current               Previous
----------------------------------                        -------               --------
Available Subordination Amount (Previous)             $106,052,589.32        $105,504,538.27
  Required Subordination Draw Amount                  $          0.00        $          0.00
  Reserve Fund Funds to Inv. Default Amount           $          0.00        $          0.00
  Excess Servicing (Previous Period)                  $    242,978.10        $    548,051.05
                                                       --------------         --------------
(a) Available Subordinated Amount?                    $106,295,567.42        $106,052,589.32

(b) Available Subordinated Amount?                    $ 53,571,428.57        $ 53,571,428.57

Available Subordinated Amount                         $ 68,933,383.20        $ 63,814,361.75

Incremental Subordinated Amount                       $ 15,361,954.63        $ 10,242,933.17
  Overconcentration Amount                            $ 20,817,755.48        $  13,308789.58

Beginning Reserve Fund Balance                        $  1,875,000.00        $  1,875,000.00
Reserve Fund Required Balance                         $  1,875,000.00        $  1,875,000.00
Reserve Fund Draw                                     $          0.00        $          0.00
Reserve Fund Required Deposit                         $          0.00        $          0.00
Reserve Fund Deposit Amount                           $          0.00        $          0.00
Reserve Fund Release                                  $          0.00        $          0.00
Ending Reserve Fund Balance                           $  1,875,000.00        $  1,875,000.00

Required Interest Distributions
-------------------------------

Available Interest Collections                        $  4,424,761.63        $  3,793,750.37
  Certificateholder Interest Collections              $  2,979,776.65        $  2,255,478.10
  Subordinate Interest Collections                    $    547,749.56        $    383,818.39
Investment Income                                     $          0.00        $          0.00
Reserve Fund Balance                                  $  1,875,000.00        $  1,875,000.00
                                                       --------------         --------------
Total Interest  Available                             $  5,402,526.22        $  4,514,296.49

Interest Shortfall                                    $          0.00        $          0.00
Additional Interest                                   $          0.00        $          0.00
Carry-over Amount                                     $          0.00        $          0.00
Carry-over Shortfall                                  $          0.00        $          0.00
Additional Carry-over Shortfall                       $          0.00        $          0.00

Monthly Servicing Fee                                 $    474,011.51        $    494,835.42
Investor Monthly Servicing Fee                        $    312,500.00        $    312,500.00